GREENLIGHT RE ANNOUNCES
THIRD QUARTER 2018 FINANCIAL RESULTS

Company to Hold Conference Call at 9:00 a.m. ET on Tuesday, November 6, 2018

GRAND CAYMAN, Cayman Islands - November 5, 2018 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“Greenlight Re” or the “Company”) today announced financial results for the third quarter ended September 30, 2018. Greenlight Re reported a net loss of $89.1 million for the third quarter of 2018, compared to net income of $19.9 million for the same period in 2017. The loss was primarily driven by a net investment loss during the period as well as an underwriting loss as a result of estimated losses from Hurricane Florence. The net loss per share for the third quarter of 2018 was $2.48, compared to net income per share of $0.53 for the same period in 2017.

Fully diluted adjusted book value per share was $15.29 as of September 30, 2018, compared to $23.18 per share as of September 30, 2017 and $17.38 as of June 30, 2018.

Management Commentary

Simon Burton, Chief Executive Officer of Greenlight Re, stated, “During the quarter we strengthened our financial position through a private offering of $100 million aggregate principal amount of Convertible Senior Notes due 2023, $13.8 million of which we utilized for share repurchases. Our third quarter underwriting results were negatively impacted by a loss related to Hurricane Florence which added 5.0 points to our 103.5% combined ratio.”

Mr. Burton concluded, “I am pleased with the progress made by our Innovations unit as we announced several completed investments during the quarter. This is a first step but marks important progress in our growth strategy which places technology and innovation at the heart of our business.”

David Einhorn, Chairman of the Board of Directors, stated, “The third quarter continued to be challenging for our value-oriented investing strategy. Our investment portfolio reported a loss of 8.4% for the quarter, the majority of which came from losses on short positions. In October, the heavy selling in growth and momentum stocks and relative outperformance of value stocks resulted in a gain of 1.2% in our investment portfolio, despite our net long exposure to a weak equity market.”

Financial and Operating Highlights
Third Quarter 2018

•
Gross written premiums of $115.2 million, a decrease from $181.6 million in the third quarter of 2017. The premium decrease was primarily due to the non-renewal of a Florida homeowner’s quota share contract during the fourth quarter of 2017, the commutation of a mortgage reinsurance contract and a lower participation in a multi-line casualty contract.

•	Ceded premiums were $15.5 million compared to $7.9 million in the prior year period as the Company continued to cede off a portion of its non-standard automobile business.

•	Net earned premiums were $114.1 million, a decrease from $172.7 million reported in the prior-year period.

•	Net investment loss of $80.9 million, compared to net investment income of $64.0 million in the third quarter of 2017.

•
A net underwriting loss of $4.0 million, including $5.7 million from Hurricane Florence, compared to an underwriting loss of $38.5 million in the third quarter of 2017, which included losses from natural catastrophes including hurricanes Harvey, Irma, and Maria.

•	The Company reported a small adverse prior year loss development of approximately $2.0 million, primarily due to an unfavorable change in estimated reserves on automobile contracts.

•	A composite ratio for the quarter of 100.9%, compared to 119.8% for the prior-year period. The combined ratio for the quarter was 103.5% compared to 122.3% for the prior-year period.

Nine Months Ended September 30, 2018

•	Gross written premiums were $432.4 million, a decrease of 21.9% from $553.7 million reported in the prior year period.

•	Net earned premiums were $388.8 million, a decrease of 19.8% from $484.9 million reported in the prior-year period.

•	Net investment loss of $266.7 million, compared to net investment income of $36.4 million reported in the prior-year period.

•
A composite ratio for the nine months ended September 30, 2018 of 96.4%, compared to 104.4% for the prior-year period. The combined ratio for the nine months ended September 30, 2018 was 99.1%, compared to 107.0% for the prior-year period.

Rating Affirmed

On October 11, 2018 A.M. Best affirmed the Financial Strength Rating of A- (Excellent) and the Long-Term Issuer Credit Rating (Long-Term ICR) of A- of our operating reinsurance subsidiaries. The outlook of this rating is stable.

Investment Restructuring

As previously announced, on September 1, 2018 Greenlight Re entered into a limited partnership agreement with Solasglas Investments, LP (“Solasglas”), managed by DME Advisors LP. The partnership is intended to replace the Company’s joint venture agreement with DME Advisors LP. As of September 30, 2018 some assets had not yet been transferred into Solasglas and continue to be reported within the joint venture. Management expects that all investable assets will be transferred from the joint venture to Solasglas no later than the first quarter of 2019. Details of the limited partnership agreement were filed on Form 8-K on September 4, 2018.

As a result, Greenlight Re will report a net asset value based on its limited partnership interest in Solasglas, in lieu of reporting gross values of long and short investments and derivatives on the balance sheet.

We believe the following non-GAAP summarized balance sheet provides useful information to investors because it depicts what our balance sheet would have looked like had the legal title of all the assets from the joint venture been transferred to Solasglas on or before September 30, 2018.

	September 30, 2018		September 30, 2018
	(unaudited)	(unaudited)	(unaudited)
Assets	GAAP	Adjustments [1]	Non-GAAP [1]
Investments
Investment in related party investment fund, at fair value	$346,721	$46,938	$393,659
Debt instruments, trading, at fair value	25	(25)	—
Equity securities, trading, at fair value	57,776	(57,776)	—
Other investments, at fair value	73,505	(66,100)	7,405
Total investments	478,027	(76,963)	401,064
Cash and cash equivalents	43,912	(28,565)	15,347
Restricted cash and cash equivalents	673,835	(18,736)	655,099
Financial contracts receivable, at fair value	69,166	(69,166)	—
Reinsurance balances receivable	289,366	—	289,366
Loss and loss adjustment expenses recoverable	37,835	—	37,835
Deferred acquisition costs, net	52,717	—	52,717
Unearned premiums ceded	25,900	—	25,900
Notes receivable, net	29,436	—	29,436
Other assets	4,118	—	4,118
Total assets	$1,704,312	$(193,430)	$1,510,882
Liabilities and equity
Liabilities
Due to related party investment fund	$111,697	$(111,697)	$—
Securities sold, not yet purchased, at fair value	—	—	—
Financial contracts payable, at fair value	20,749	(20,749)	—
Due to prime brokers and other financial institutions	43,687	(43,687)	—
Loss and loss adjustment expense reserves	474,943	—	474,943
Unearned premium reserves	227,517	—	227,517
Reinsurance balances payable	137,321	—	137,321
Funds withheld	16,129	—	16,129
Other liabilities	8,615	(230)	8,385
Convertible senior notes payable, net of deferred costs	89,606	—	89,606
Total liabilities	1,130,264	(176,363)	953,901
Redeemable non-controlling interest in related party joint venture	15,310	(15,310)	—
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,131,606 (2017: 31,104,830): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2017: 6,254,715))	3,639	—	3,639
Additional paid-in capital	498,600	—	498,600
Retained earnings	54,742	—	54,742
Shareholders’ equity attributable to shareholders	556,981	—	556,981
Non-controlling interest in related party joint venture	1,757	(1,757)	—
Total equity	558,738	(1,757)	556,981
Total liabilities, redeemable non-controlling interest and equity	$1,704,312	$(193,430)	$1,510,882

1 The adjustments made to the GAAP balance sheet in order to reconcile to the Non-GAAP balance sheet represent the reclassification of each item, currently accounted for under U.S. GAAP as the remaining assets in the joint venture, that will be moved to Solasglas once the legal title of those assets have been transferred. The change in the value of investment in related party investment fund represents assets which are not part of the participation agreement as of September 1, 2018 that will be transferred to Solasglas by January 2019.

Greenlight to Host Investor Day on November 14, 2018
Greenlight Re is hosting its 6th Biennial Investor Day on Wednesday, November 14, 2018 at 11:00 AM ET in New York, NY. Interested parties should reach out to Adam Prior at aprior@equityny.com.

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the third quarter ended September 30, 2018 on Tuesday, November 6, 2018 at 9:00 a.m. Eastern time.  The conference call title is Greenlight Capital Re, Ltd. Third Quarter 2018 Earnings Call.

To participate in the Greenlight Capital Re, Ltd. Third Quarter 2018 Earnings Call, please dial in to the conference call at:

U.S. toll free             1-888-336-7152
International            1-412-902-4178

Telephone participants may avoid any delays by pre-registering for the call using the following link to receive a special dial-in number and PIN.
Conference Call registration link: http://dpregister.com/10125315

The conference call can also be accessed via webcast at:

https://services.choruscall.com/links/glre181106.html

A telephone replay of the call will be available from 11:00 a.m. Eastern time on November 6, 2018 until 9:00 a.m. Eastern time on November 13, 2018.  The replay of the call may be accessed by dialing 1-877-344-7529 (U.S. toll free) or 1-412-317-0088 (international), access code 10125315. An audio file of the call will also be available on the Company’s website, www.greenlightre.com .

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Non-GAAP Financial Measures

In presenting the Company’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including fully diluted adjusted book value per share and net underwriting income (loss), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

About Greenlight Capital Re, Ltd.
Established in 2004, Greenlight Re (www.greenlightre.com) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland.  Greenlight Re provides risk management products and services to the insurance, reinsurance and other risk marketplaces.  The Company focuses on delivering risk solutions to clients and brokers by whom Greenlight Re's expertise, analytics and customer service offerings are demanded.  With an emphasis on deriving superior returns from both sides of the balance sheet, Greenlight Re manages its assets according to a value-oriented equity-focused strategy that supports the goal of long-term growth in book value per share.

About Greenlight Re Innovations
Greenlight Re Innovations was launched as a unit of Greenlight Re in March 2018 to support technology innovators working in the areas of risk preparedness, prevention, post-loss mitigation and risk finance. Over the past three months, Greenlight’s Innovation Unit has announced several strategic investments, including:

•	October 17, 2018: Greenlight Capital Re, Ltd. Announces Investment in Digital Insurance Processing Platform Click2Sure

•	October 5, 2018: Greenlight Capital Re, Ltd. Announces Strategic Investment in Healthcare Third Part Administrator Sana Benefits

•	September 28, 2018: Greenlight Capital Re, Ltd. Announces Investment in Blockchain Business Galileo Platforms

Contact:

Investor Relations:
Adam Prior
The Equity Group Inc.
(212) 836-9606
IR@greenlightre.ky

Public Relations/Media:
Mairi Mallon
Rein4ce
+44 (0)203 786 1160
mairi.mallon@rein4ce.co.uk

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2018 and December 31, 2017
(expressed in thousands of U.S. dollars, except per share and share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)	(audited)
Assets
Investments
Investment in related party investment fund, at fair value	$346,721	$—
Debt instruments, trading, at fair value	25	7,180
Equity securities, trading, at fair value	57,776	1,203,672
Other investments, at fair value	73,505	152,132
Total investments	478,027	1,362,984
Cash and cash equivalents	43,912	27,285
Restricted cash and cash equivalents	673,835	1,503,813
Financial contracts receivable, at fair value	69,166	12,893
Reinsurance balances receivable	289,366	301,762
Loss and loss adjustment expenses recoverable	37,835	29,459
Deferred acquisition costs, net	52,717	62,350
Unearned premiums ceded	25,900	25,120
Notes receivable, net	29,436	28,497
Other assets	4,118	3,230
Total assets	$1,704,312	$3,357,393
Liabilities and equity
Liabilities
Due to related party investment fund	$111,697	$—
Securities sold, not yet purchased, at fair value	—	912,797
Financial contracts payable, at fair value	20,749	22,222
Due to prime brokers and other financial institutions	43,687	672,700
Loss and loss adjustment expense reserves	474,943	464,380
Unearned premium reserves	227,517	255,818
Reinsurance balances payable	137,321	144,058
Funds withheld	16,129	23,579
Other liabilities	8,615	10,413
Convertible senior notes payable, net of deferred costs	89,606	—
Total liabilities	1,130,264	2,505,967
Redeemable non-controlling interest in related party joint venture	15,310	7,169
Equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 30,131,606 (2017: 31,104,830): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,715 (2017: 6,254,715))	3,639	3,736
Additional paid-in capital	498,600	503,316
Retained earnings	54,742	324,272
Shareholders’ equity attributable to shareholders	556,981	831,324
Non-controlling interest in related party joint venture	1,757	12,933
Total equity	558,738	844,257
Total liabilities, redeemable non-controlling interest and equity	$1,704,312	$3,357,393

GREENLIGHT CAPITAL RE, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

For the three and nine months ended September 30, 2018 and 2017
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended September 30		Nine months ended September 30
	2018	2017	2018	2017
Revenues
Gross premiums written	$115,154	$181,588	$432,388	$553,691
Gross premiums ceded	(15,456)	(7,931)	(72,536)	(13,880)
Net premiums written	99,698	173,657	359,852	539,811
Change in net unearned premium reserves	14,406	(964)	28,912	(54,892)
Net premiums earned	114,104	172,693	388,764	484,919
Income (loss) from investment in related party investment fund [net of related party expenses of $803; $0; $803 and $0, respectively]	(10,025)	—	(10,025)	—
Net investment income (loss) [net of related party expenses of $1,832; $8,369; $10,418 and $17,013, respectively]	(70,851)	63,976	(256,723)	36,445
Other income (expense), net	(683)	(520)	(1,246)	(224)
Total revenues	32,545	236,149	120,770	521,140
Expenses
Loss and loss adjustment expenses incurred, net	86,780	168,918	267,419	379,746
Acquisition costs, net	28,331	38,011	107,163	126,651
General and administrative expenses	7,136	8,202	20,050	21,292
Interest expense	927	—	927	—
Total expenses	123,174	215,131	395,559	527,689
Income (loss) before income tax	(90,629)	21,018	(274,789)	(6,549)
Income tax (expense) benefit	355	(65)	1,448	109
Net income (loss) including non-controlling interest	(90,274)	20,953	(273,341)	(6,440)
Loss (income) attributable to non-controlling interest in related party joint venture	1,159	(1,078)	4,106	(780)
Net income (loss)	$(89,115)	$19,875	$(269,235)	$(7,220)
Earnings (loss) per share
Basic	$(2.48)	$0.53	$(7.49)	$(0.20)
Diluted	$(2.48)	$0.53	$(7.49)	$(0.20)
Weighted average number of ordinary shares used in the determination of earnings and loss per share
Basic	35,952,472	37,345,985	35,951,384	36,994,969
Diluted	35,952,472	37,375,273	35,951,384	37,022,347

The following table provides the ratios for the nine months ended September 30, 2018 and 2017:

	Nine months ended September 30
	2018				2017
	Property	Casualty	Other	Total	Property	Casualty	Other	Total

Loss ratio	57.4%	75.3%	57.5%	68.8%	95.7%	75.0%	66.0%	78.3%
Acquisition cost ratio	22.6%	24.9%	40.0%	27.6%	28.5%	23.8%	33.0%	26.1%
Composite ratio	80.0%	100.2%	97.5%	96.4%	124.2%	98.8%	99.0%	104.4%
Underwriting expense ratio				2.7%				2.6%
Combined ratio				99.1%				107.0%

GREENLIGHT CAPITAL RE, LTD.
NON-GAAP MEASURES AND RECONCILIATION

Fully Diluted Adjusted Book Value Per Share

We believe that long-term growth in fully diluted adjusted book value per share is the most relevant measure of our financial performance because it provides management and investors a yardstick by which to monitor the shareholder value generated. In addition, we believe fully diluted adjusted book value per share may be useful to our investors, shareholders and other interested parties to form a basis of comparison with other companies within the property and casualty reinsurance industry.

Fully diluted adjusted book value per share is considered a non-GAAP measure and represents basic adjusted book value per share combined with the impact from dilution of share based compensation including in-the-money stock options and RSUs as of any period end. In addition, the fully diluted adjusted book value per share includes the dilutive effect, if any, of ordinary shares to be issued upon conversion of the convertible notes. Book value is adjusted by subtracting the amount of the non-controlling interest in joint venture from total shareholders’ equity to calculate adjusted book value.

The following table presents a reconciliation of the non-GAAP financial measures basic adjusted and fully diluted adjusted book value per share to the most comparable U.S. GAAP measure.

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	($ in thousands, except per share and share amounts)
Numerator for basic adjusted and fully diluted adjusted book value per share:
Total equity (U.S. GAAP)	$558,738	$661,665	$700,916	$844,257	$880,333
Less: Non-controlling interest in joint venture	(1,757)	(10,719)	(11,071)	(12,933)	(12,828)
Numerator for basic adjusted book value per share	556,981	650,946	689,845	831,324	867,505
Add: Proceeds from in-the-money stock options issued and outstanding	—	—	—	13,859	14,028
Numerator for fully diluted adjusted book value per share	$556,981	$650,946	$689,845	$845,183	$881,533
Denominator for basic adjusted and fully diluted adjusted book value per share:
Ordinary shares issued and outstanding (denominator for basic adjusted book value per share)	36,386,321	37,415,259	37,550,648	37,359,545	37,348,753
Add: In-the-money stock options and RSUs issued and outstanding	46,398	46,398	46,398	679,684	687,351
Denominator for fully diluted adjusted book value per share	36,432,719	37,461,657	37,597,046	38,039,229	38,036,104
Basic adjusted book value per share	$15.31	$17.40	$18.37	$22.25	$23.23
Fully diluted adjusted book value per share	15.29	17.38	18.35	22.22	23.18

Net Underwriting Income (Loss)

One way that management evaluates the Company’s underwriting performance is through the measurement of net underwriting income (loss). We do not use premiums written as a measure of performance. Net underwriting income (loss) is a performance measure used by management as it measures the underlying fundamentals of the Company’s underwriting operations. Management believes that the use of net underwriting income (loss) enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that this measure follows industry practice and, therefore, allows the users of financial information to compare the Company’s performance with its industry peer group.

Net underwriting income (loss) is considered a non-GAAP financial measure because it excludes items used in the calculation of net income before taxes under U.S. GAAP. The measure includes underwriting expenses which are directly related to underwriting activities as well as an allocation of other general and administrative expenses. Net underwriting income (loss) is calculated as net premiums earned, less net loss and loss adjustment expenses incurred, less, acquisition costs and less underwriting expenses. The measure excludes, on a recurring basis: (1) net investment income; (2) any foreign exchange gains or losses; (3) corporate general and administrative expenses; (4) interest expense and other income (expense) not related to underwriting, and (5) income taxes and income attributable to non-controlling interest. We exclude net investment income and foreign exchange gains or losses as we believe these are influenced by market conditions and other factors not related to underwriting decisions. We exclude corporate general and administrative expenses because these expenses are generally fixed and not incremental to or directly related to our underwriting operations. We believe all of these amounts are largely independent of our underwriting process and including them distorts the analysis of trends in our underwriting operations. We include other income and expense relating to deposit accounted contracts and industry loss warranty contracts which we believe are part of our underwriting operations and should be reflected in our underwriting income (loss). Net underwriting income should not be viewed as a substitute for U.S. GAAP net income.

The reconciliations of net underwriting income (loss) to income (loss) before income taxes (the most directly comparable U.S. GAAP financial measure) on a consolidated basis is shown below:

	Three months ended September 30		Nine months ended September 30
	2018	2017	2018	2017
	($ in thousands)
Income (loss) before income tax	$(90,629)	$21,018	$(274,789)	$(6,549)
Add (subtract):
Investment related (income) loss	80,876	(63,976)	266,748	(36,445)
Other (income) expense	734	397	1,311	101
Corporate expenses	4,076	4,050	9,420	8,995
Interest expense	927	—	927	—
Net underwriting income (loss)	$(4,016)	$(38,511)	$3,617	$(33,898)